UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 5, 2006

Creative Enterprises International, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

461 Park Avenue South, Suite 303
New York, NY 10016
(Address and zip code of principal executive offices)

(212) 868-5262
(Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On June 5, 2006, Christopher Durkin, our Chief Executive Officer and a member of our board of directors, and James Robb, a member of our board of directors, each provided us with a loan in the amount $25,000, in consideration of which we issued a convertible promissory note (the ‘‘Note’’) in the form annexed to this Current Report. At the option of the holder, the Note will be convertible into the securities we issue in any financing transaction of at least $500,000 gross proceeds that we consummate during the term of the Note. The Note will be due one year from the date of issuance and the principal amount of the Note shall accrue interest at the rate of 10% per annum, payable upon maturity. The Note was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as Messrs. Durkin and Robb are accredited investors. The Note is a restricted security under the terms of the Securities Act of 1933 and may not be transferred or resold for a period of one year, except pursuant to registration under the Securities Act or an exemption thereunder.

Item 3.02	Sale of Unregistered Equity Securities

The information required to be disclosed in this Item 3.02 concerning the sale of convertible notes to Messrs. Durkin and Robb is incorporated herein by reference from Item 1.01.

Item 9.01	Financial Statements And Exhibits

(c)	Exhibits

The following exhibits are filed or furnished herewith:

4.1    Form of Promissory Note dated June 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CREATIVE ENTERPRISES INTERNATIONAL, INC.
By: /s/ Christopher Durkin
Name: Christopher Durkin Title:Chief Executive Officer Date:June 9, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Promissory Note dated June 5, 2006